UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2007

PIEDMONT MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214
Reno, NV 89511
(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

Share and Warrant Purchase Agreement

On July 20, 2007, Piedmont Mining Company, Inc. a North Carolina corporation (the “Company”) completed its private offering of 3,750,000 Units of its common stock and warrants to purchase common stock (the “Private Offering”) through several Subscription Agreements, dated May, June and July 2007 (collectively or individually the “Subscription Agreements”), by and between the Company and certain accredited investors (the “Investors”).

The 3,750,000 Units consisted of one share of Common Stock and either one half (1/2) or one full two year warrant exercisable at $0.20 per share.  All of the Units were sold for $0.16 per Unit.  Some of these warrants are callable when the stock has a closing bid price in excess of $0.40 per share for 15 consecutive trading days.

The Company raised an aggregate amount of $600,000 from this Private Offering, less a placement fee of $20,000 and approximately $1,982.40 in expenses related to the Private Offering paid to its placement agent.

Further, in connection with the Private Offering, the Company issued to its placement agent warrants to purchase 125,000 Units at $0.16 per Unit with each Unit consisting of one share of common stock and one-half warrant with each full warrant having an exercise price of $0.20 per share and a two year term.  These placement agent warrants are exercisable at any time before the fifth anniversary of the close of the last transaction that the placement agent initiated.

Registration Rights

Further, certain Subscription Agreements also include registration rights pursuant to which the Company agrees to provide certain registration rights under the Securities Act of 1933, and the rules and regulations promulgated thereunder, and applicable state securities laws.  In the Subscription Agreements with registration rights the Company has undertaken to file a registration statement with the U.S. Securities and Exchange Commission within sixty (60) days from the closing of the Private Offering covering the resale of the securities sold in the Subscription Agreement.  Those Subscription Agreements that do not provide registration rights do however provide “piggy back registration rights” entitling those securities to be registered in the next registration statement to be filed by the Company.

The foregoing descriptions are qualified in their entirety by reference to the Form of Warrants and Form of Subscription Agreements filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

Attached hereto as Exhibit 99.1 is a press release announcing the consummation of the Private Offering.

The Private Offering was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, under Regulation D promulgated under the Securities Act. The units were offered and sold only to investors who are “Accredited Investors,” as defined in Rule 502 under the Securities Act.

SECTION 7–REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On July 26, 2007, the Company issued a press release announcing that it raised $600,000 through the sale of equity to accredited investors.  A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant for Units

10.1	Form of Subscription Agreement with Registration Rights Provision

10.2	Form of Subscription Agreement with Piggy Back Registration Rights and Warrant Call Provision

99.1	Press Release dated July 24, 2007 titled Piedmont Mining Company Announces $600,000 Private Placement Financing

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: July 26, 2007	By: /s/ Robert M. Shields
Robert M. Shields, Jr.
Chief Executive Officer